EXHIBIT 10.2

THIS NOTE AND THE SHARES OF PREFERRED STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES OF PREFERRED STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ELANDIA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$25,300,000.00	February 16, 2007

FOR VALUE RECEIVED, ELANDIA, INC., a Florida corporation (the “Maker”), with its principal address at 1500 Cordova, Suite 312, Fort Lauderdale, Florida 33316, unconditionally promises to pay to the order of STANFORD INTERNATIONAL BANK LIMITED or its assigns (the “Payee”), having an office at No. 11 Pavilion Drive, St. John’s, Antigua, West Indies, the principal amount of TWENTY FIVE MILLION THREE HUNDRED THOUSAND AND 00/100 ($25,300,000.00) DOLLARS, or so much thereof as the Payee advances to the Maker, pursuant hereto, together with interest on the unpaid principal balance from time to time outstanding under this promissory note (this “Note”), at the rate of ten percent (10.00%) per annum, compounding on the basis of a 360-day year for the actual number of days elapsed from the date hereof through, until and including February 15, 2011 (the “Maturity Date”) at which time the entire unpaid principal balance and all accrued and unpaid interest shall become due and payable, if the same had not been converted in accordance with the terms hereof. This Note is being issued pursuant to and in accordance with the terms and conditions of that Convertible Note Purchase Agreement, of even date herewith, between the Payee and the Maker (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Purchase Agreement.

The Maker also agrees as follows:

1.	Payment of Interest, Principal and Fees.

a. Interest. The first interest payment on this Note (equivalent to 24 months of accrued interest) shall be due and payable on the 24-month anniversary of the date hereof. Thereafter, interest payments on this Note shall be payable quarterly in arrears commencing on April 1, 2009 and on the first business day of each quarter thereafter until the Maturity Date.

b. Principal. To the extent not previously converted pursuant to the terms hereof, all outstanding principal, together with accrued and unpaid interest thereon, shall be due and payable, and shall be paid, to the Payee on the Maturity Date.

2.	Place and Application of Payments; Prepayment.

a. All payments of interest and of principal shall be payable in lawful money of the United States of America in immediately available funds, without setoff, counterclaim or deduction of any kind to the Payee’s address above. Each payment hereunder shall first be applied to accrued and unpaid interest and then in reduction of the outstanding principal balance, unless other costs and charges are payable pursuant to the terms of this Note, in which event, in Payee’s sole discretion, such costs and charges shall first be paid. This Note shall be construed and enforced in accordance with Florida law (the “Applicable Law”).

b. This Note may be prepaid in whole or in part, with 30 days prior written notice to the Payee, without premium or penalty; provided, however, that upon receipt of such notice of the Maker’s intent to prepay, the Payee shall have the option, in its sole discretion, to convert all or any amounts due hereunder prior to such prepayment (in accordance with the terms hereof), in which case the Payee shall be granted a reasonable amount of time to execute said conversion.

3. Use of Proceeds. All amounts advanced hereunder shall be used by Maker solely for the purposes set forth in the Purchase Agreement.

4.	Conversion.

a. Conversion Price and Conversion Shares. All amounts due hereunder, including principal and any accrued and unpaid interest thereof, may be converted at the option of the Payee into shares of Series A Convertible Preferred Stock of the Maker (the “Series A Preferred Stock”) at the rate of $5.00 per share (the “Conversion Price”). This initial Conversion Price shall be subject to adjustment to offset the effect of stock splits, stock dividends, recapitalizations and pro rata distributions of property or equity interests to the Maker’s shareholders. The number of shares of Series A Preferred Stock into which this Note may be converted (“Conversion Shares”) shall be determined by dividing the aggregate principal amount, plus any accrued and unpaid interest thereon, by the Conversion Price in effect at the time of such conversion.

b. Voluntary Conversion. Any Payee of this Note has the right, at the Payee’s option, at any time after the date hereof to convert this Note, in accordance with the provisions of Section 4(a) and 4(d), in whole or in part, into fully paid and nonassessable shares of Series A Preferred Stock.

c. Conversion Procedure. The Payee shall give notice of its decision to exercise its right to convert the Note or any part thereof by faxing an executed and completed notice of conversion in the form attached (“Notice of Conversion”) to the Maker via confirmed facsimile transmission. The Payee will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is faxed to the Maker in accordance with the provisions of this Section shall be deemed a “Conversion Date”.

d. Delivery of Stock Certificates. As promptly as practical after the conversion, the Maker will instruct or cause its transfer agent to deliver the Series A Preferred Stock certificates representing the shares issuable upon conversion of the Note to the Payee via express courier for receipt by such Payee within three (3) business days after receipt by the Maker of the Notice of Conversion (the “Delivery Date”). A Note representing the balance of any Note not so converted will be provided to the Payee, if requested by the Payee provided an original Note is delivered to the Maker. To the extent that a Payee elects not to surrender a Note for reissuance upon partial payment or conversion, the Payee indemnifies the Maker against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

5.	Adjustments for Stock Splits and Subdivisions.

a. In the event the Maker should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of common stock, or the issuance by reclassification of shares of Common Stock any shares of capital stock of the Maker or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of common stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of common stock or the Common Stock Equivalents (including the additional shares of common stock issuable upon conversion or exercise thereof), then, as of such record date, (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased, as the case shall be, so that the number of shares of Series A Preferred Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

b. If the number of shares of Common Stock outstanding any time after the date of issuance of the Note is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the conversion price of this Note shall be appropriately increased so that the number of shares of Series A Preferred Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

c. If the Maker at any shall fix a record date for the issuance of rights, options, warrants or other securities to all the holders of its Common Stock entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire shares of Common Stock for no consideration or at a price per share less than the Conversion Price, the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration received by the Maker would purchase at the Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance date plus the number of additional shares of Common Stock offered for subscription, purchase, conversion, exchange or acquisition, as the case may be. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or other securities.

d. If the Maker at any time shall fix a record date for the distribution to holders of its Common Stock, evidence of its indebtedness or assets or rights, options, warrants or other security entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire any security (excluding those referred to in Sections 5(a) and 5(c) above), then in each such case the Conversion Price shall thereafter be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the per-share market price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors of the Maker in good faith, and the denominator of which shall be the Conversion Price as of such record date. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e. Whenever the Conversion Price is adjusted pursuant to this Section, the Maker shall promptly mail to the Payee a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

6. Reservation of Stock Issuable upon Conversion. The Maker covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Series A Preferred Stock solely for the purpose of issuance upon conversion of the Note, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Payee, not less than such number of shares of the Series A Preferred Stock as shall (subject to any additional requirements of the Maker as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions herein) upon the conversion of the outstanding principal amount of the Note. The Maker covenants that all shares of Series A Preferred Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement is then effective under the Securities Act, the shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock shall be registered for public sale in accordance with such Registration Statement.

7. Stock Pledge Agreement. The obligations of the Maker hereunder and under the Transaction Documents shall be secured by a pledge of all of the shares of the common stock of Latin Node, Inc. now held or acquired hereafter by the Maker.

8. Fees and Expenses. Maker agrees to pay all costs and expenses incurred by Payee, including reasonable attorneys’ fees and legal costs and expenses, in connection with the preparation, negotiation and delivery hereof and in collecting any sums due under this Note or in enforcing the terms and conditions of the Note or any other Transaction Document, whether for services incurred in collection, litigation proceedings at pre-trial, trial and appellate levels, bankruptcy proceedings or otherwise. Without limiting the generality of the foregoing, the Maker shall be responsible to pay to Stanford Group Company a placement and advisory fee in the amount of $2,000,000 in connection with the transactions contemplated by the Purchase Agreement.

9. Notices. Any notice, consent, approval or communication given pursuant to the provisions of this Note shall (except where otherwise permitted by this Note) be in writing and shall be (a) delivered by hand, (b) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (c) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier which delivers only upon signed receipt of the addressee. The time of the giving of any notice shall be the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given as above provided or there shall be no person available at the time of delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Such notices shall be given to the Maker and the Payee at the addresses provided herein.

10. Events of Default. The following are events of default hereunder: (a) the failure of Maker to pay any obligation, liability or indebtedness to the Payee, whether under this Note, as and when due (whether upon demand, at maturity or by acceleration) including, without limitation, those existing as of the date of execution; (b) the commencement of a proceeding against Maker for dissolution or liquidation (which proceeding is not discharged within 45 days after commencement), the voluntary or involuntary termination or dissolution of Maker or the merger or consolidation of Maker with or into another entity; (c) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor’s relief law (which petition is not discharged within 45 days after filing) or the filing of a petition for any adjustment of indebtedness, composition or extension by or against Maker (which petition is not discharged within 45 days after filing); (d) the breach of any covenant or other agreement made by the Maker to the Payee in any of the Transaction Documents or otherwise which has remain uncured after a period of 30 days following notice from Payee of such breach; or (e) the entry of a material judgment against Maker not paid or bonded within 45 days after entry.

11.	Remedies.

a. Whenever there is an event of default under this Note (a) the entire balance outstanding hereunder and all other obligations of Maker to the Payee (however acquired or evidenced) shall, at the option of Payee, become immediately due and payable, and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall be increased at the Payee’s discretion up to 15% per annum (the “Default Rate”). The provisions herein for a Default Rate and a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Maker a right to cure any default. At the Payee’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. In addition to the foregoing, the Payee shall have all rights and remedies provided for by Applicable Law (including all forms of legal and equitable relief).

b. The remedies of Payee as provided herein shall be cumulative and concurrent and may be pursued singly, successively, or together at the sole discretion of Payee and may be exercised as often as occasion therefore shall arise. The acceptance by Payee of any payment under this Note which is less than the amount then due or the acceptance of any amount after the due date thereof, shall not be deemed a waiver of any right or remedy available to Payee nor nullify the prior exercise of any such right or remedy by Payee. None of the terms or provisions of this Note may be waived, altered, modified or amended except by a written document executed by Payee and the Maker, and then only to the extent specifically recited therein. No course of dealing or conduct shall be effective to waive, alter, modify or amend any of the terms or provisions hereof. The failure or delay to exercise any right or remedy available to Payee shall not constitute a waiver of the right of the Payee to exercise the same or any other right or remedy available to Payee at that time or at any subsequent time.

12. Usury. Notwithstanding any provision of this Note, the Payee does not intend to charge and Maker shall not be required to pay any amount of interest or other charges in excess of the maximum rate permitted by Applicable Law as amended from time to time. Should any interest payment or other payment of the loan evidenced by this Note result in the computation or earning of interest in excess of the highest rate permissible under Applicable Law, then any and all such excess shall be and the same is hereby waived by Payee, and all such excess shall be credited by Payee against the unpaid principal balance of this Note or paid by Payee to Maker or to any parties liable for the repayment of the loan evidenced by this Note, in the sole discretion of Payee. It is the intent of the parties hereto that neither Maker, nor any parties liable for the repayment of the loan evidenced by this Note, shall be required to pay interest in excess of the highest rate permissible under Applicable Law as amended from time to time.

13. No Set-Off. Maker acknowledges that its obligations to make payments hereunder are absolute and unconditional, and agrees that such payments shall not be requested to be, and shall not be, subject to any defense, set-off or counterclaim of any kind or nature, or any other action similar to the foregoing.

14. Severability. If any provision of this Note shall be deemed invalid, illegal or unenforceable under Applicable Law, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had not been contained herein.

15. Additional Agreements. To the fullest extent permitted by law, Maker and all sureties, endorsers and guarantors of this Note, if any, hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, and all other notice, filing of suit, and diligence in collecting this Note; (b) agree to the addition or release of any party or person primarily or secondarily liable hereon; (c) waive any right to immunity from any action or proceeding brought in connection with this Note or any instrument securing it and waive any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (d) waive any right to interpose any setoff or counterclaim or to plead any statute of limitations as a defense in any such action or proceeding, and waive all statutory provisions and requirements for the benefit of Maker, now or hereafter in force; (e) agree that Payee shall not be required first to institute any suit or to exhaust its remedies against Maker or any other person or party liable hereunder in order to enforce payment for this Note; and (f) consent to any extension, rearrangement, renewal, or postponement of time of payment of this Note and to any other indulgency with respect thereto without notice, consent or consideration to any of them.

16. JURISDICTION. MAKER IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING ARISING HEREUNDER OR RELATING HERETO THAT IS BROUGHT

BY MAKER SHALL BE TRIED BY THE COURTS OF THE STATE OF FLORIDA SITTING IN MIAMI-DADE COUNTY, OR THE UNITED STATES DISTRICT COURTS SITTING THERE. MAKER IRREVOCABLY SUBMITS, IN ANY SUCH ACTION OR PROCEEDING THAT IS BROUGHT BY PAYEE, TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT, IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING, AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE UPON MAKER BY MAILING A COPY THEREOF TO MAKER AT THE ADDRESS SET FORTH HEREIN (AS WELL AS BY ANY OTHER LAWFUL METHOD).

17. WAIVER OF JURY TRIAL. PAYEE AND MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY AND TO BRING ANY ACTION IN THE NATURE OF A PERMISSIVE COUNTERCLAIM WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE ENTERING INTO THE LOAN TRANSACTION EVIDENCED BY THIS NOTE.

Dated and executed this 16th day of February 2007.

MAKER:

ELANDIA, INC.

By:	/s/ Harry Hobbs
Harry Hobbs
Chief Executive Officer

NOTICE OF CONVERSION

OF

CONVERTIBLE PROMISSORY NOTE

DUE FEBRUARY 15, 2011

(To be Executed by the Payee in order to Convert the Note)

The undersigned irrevocably elects to convert $                      of the principal amount, together with the accrued interest thereon, of the above Note into Shares of Series A Convertible Preferred Stock of Elandia, Inc. (the “Company”) according to the conditions of the Convertible Promissory Note, dated February 16, 2007.

Conversion Date:

Applicable Conversion Price:

Name:
Address:

8